EXHIBIT 21


  SUBSIDIARIES                    NAMES UNDER          STATE OR OTHER
     OF THE                    WHICH SUBSIDIARIES       JURISDICTION
   REGISTRANT                     DO BUSINESS         OF INCORPORATION


Agencias Generales Conaven, C.A.     Conaven             Venezuela

Agencia Maritima del Istmo, S.A.      Same               Costa Rica

Almacenadora Conaven, S.A.           Conaven             Venezuela

Boyar Estates S.A.*                   Same               Luxembourg

Cape Fear Railways, Inc.              Same               North Carolina

Cayman Freight Shipping Services,
 Ltd.*                                Same               Cayman Islands

Chestnut Hill Farms Honduras,
 S.A. de C.V.                         Same               Honduras

Delta Packaging Company Ltd.*         Same               Nigeria

Desarrollo Industrial Bioacuatico,
 S.A.*                                Same               Ecuador

Eureka Chicken Limited *              Same               Zambia

Fjord Seafood ASA *                   Same               Norway

H&O Shipping Limited                  Same               Liberia

Ingenio y Refineria San Martin
 del Tabacal                         Tabacal             Argentina

JacintoPort International LP          Same               Texas

KWABA - Sociedade Industrial
 e Comercial, SARL*                   KWABA              Angola

Les Moulins d'Haiti S.E.M. (LHM)*     Same               Haiti

Lesotho Flour Mills Limited*          Same               Lesotho

Life Flour Mill Ltd.*                 Same               Nigeria

Minoterie de Matadi, S.A.R.L.*        Same               Democratic Republic
                                                         of Congo

Minoterie du Congo, S.A.              Same               Republic of Congo

Mobeira, SARL*                        Same               Mozambique

Molinos Champion, S.A.*               Same               Ecuador

Molinos del Ecuador, C.A.*            Same               Ecuador

Mount Dora Farms Inc.                 Same               Florida

National Milling Company of
 Guyana, Ltd.                         Same               Guyana

National Milling Corporation
 Limited                              Same               Zambia

Port of Miami Cold Storage, Inc.      Same               Florida

Representaciones Maritimas y
 Aereas, S.A.                         Same               Guatemala

Representaciones y Ventas S.A.*       Same               Ecuador

Sea Cargo, S.A.                       Same               Panama

Seaboard de Colombia, S.A.*           Same               Colombia

Seaboard de Honduras, S.A. de C.V.    Same               Honduras

Seaboard del  Peru, S.A.              Same               Peru

Seaboard Farms, Inc.                  Same               Oklahoma

Seaboard Freight & Shipping
 Jamaica Limited                      Same               Jamaica

Seaboard Marine Bahamas, Ltd.         Same               Bahamas

Seaboard Marine of Haiti, S.E.        Same               Haiti

Seaboard Marine Ltd.                  Same               Liberia

Seaboard Marine of Florida, Inc.      Same               Florida

Seaboard Marine (Trinidad) Limited    Same               Trinidad

Seaboard Overseas Limited             Same               Bahamas

Seaboard Overseas Management
 Company, Ltd.                        Same               Bermuda

Seaboard Overseas Peru SRL            Same               Peru

Seaboard Overseas Trading and
 Shipping (PTY) Ltd.                  Same               South Africa

Seaboard Ship Management Inc.         Same               Florida

Seaboard Software Innovations, Inc.   Same               Delaware

Seaboard Trading and Shipping Ltd.    Same               Minnesota

Seaboard Transport Inc.               Same               Oklahoma

Seaboard West Africa Limited          Same               Sierra Leone

SEADOM, S.A.*                         Same               Dominican Republic

Shawnee Funding Limited Partnership   Same               Delaware

Top Feeds Limited*                    Same               Nigeria

Transcontinental Capital Corp.
 (Bermuda) Ltd.                       TCCB               Bermuda

Unga Holdings Limited*                Unga               Kenya

*Represents a non-controlled, non-consolidated affiliate.